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                                                                    EXHIBIT 10.3

                                AMENDMENT TO THE
                  JOINT VENTURE AGREEMENT DATED APRIL 15, 1986

     THIS AMENDMENT, effective as of the 1ST day of MAY, 1994, to the Joint Venture Agreement dated April 15, 1986 by and between CYTEC MELAMINE INC. (formerly, Cyanamid Melamine, Inc.), a New Jersey corporation ("CYTEC") and DSM MELAMINE AMERICAS, INC. (formerly, DCP Melamine North America, Inc.), a Delaware corporation ("DMA"):

                                    WITNESS:

     WHEREAS, American Cyanamid Company, with the consent of DSM Chemicals & Fertilizers, B.V. (formerly, DSM Chemische Producten B.V.), transferred its interest in Cyanamid Meamine, Inc. (now known as Cytec Melamine Inc.) to Cytec Industries Inc.; and

     WHEREAS, the parties wish to reflect these changes and to amend the procedures for managing their joint venture, American Melamine Industries ("AMEL");
     NOW THEREFORE, in consideration of the premises and of the mutual covenants herinafter set forth, the parties agree as follows:

     1. All references to Cyanamid Melamine, Inc. and Cyanamid in the Joint Venture Agreement shall be changed to Cytec Melamine Inc. and Cytec, respectively, to reflect the change in name of Cyanamid Melamine, Inc.
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     2.  All references to DCP Melamine North America, Inc. and DCPNA in the
Joint Venture Agreement shall be changed to DSM Melamine Americas, Inc. and DMA, respectively, to reflect the change in name of DCP Melamine North America, Inc.

     3. Article 9 of the Joint Venture Agreement shall be amended to read, in its entirety, as follows:

9.  Representation and Meetings.
    ---------------------------

     (a)  Management Committee.  The JV shall be managed by a Management
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Committee comprised of four (4) voting members, two (2) ex-officio, non-voting members, and one non-voting secretary.

          (1)  Voting Members.  Each Associate shall be represented at the
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     meetings by two (2) voting members designated in advance by each respective
     Associate as Committee members. Each Committee member shall have one vote on all matters, in person or by proxy. No actions at any meeting or requiring the consent of each Associate shall be valid without the affirmative vote of at least three (3) Committee members, except as otherwise provided in Section 9(c).

          (2)   Non-voting Members.  The General Manager of the JV, appointed
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     pursuant to Section 9(c) hereinafter, and the Technical Assistant provided by DSM Chemicals & Fertilizers B.V. (formerly, DSM Chemische Producten B.V.)("DCF") pursuant to Article III of the Technology License Agreement dated April 30, 1987 by and between AMEL
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     and DCF, shall both serve as ex-officio, non-voting members of the
     Management Committee.

          (3)  Committee Secretary.  Each Associate may also be represented at
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     each meeting of the Management Committee by one (1) attorney who shall have no vote. On an annual basis, alternating each September, one Associate shall furnish an attorney who shall function as secretary to the Committee and who shall prepare minutes of the proceedings of the Management
     Committee and insure that compliance with antitrust regulations is maintained throughout each meeting.

          (4)  Committee Chairman.  The Associate furnishing the Committee
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     secretary shall also designate one of its voting representatives to serve as Chairman of the Committee for the annual term beginning in September and ending the following August. The Chairman shall function primarily to conduct each meeting of the Committee according to a pre-agreed agenda, and may call a special meeting of the Committee whenever either Associate so requests.

     (b)  Meetings.  The Management Committee shall hold meetings at such times
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as the Associates may agree, so long as adequate advance notice is given of such meetings or such notice is otherwise waived by each Associate or each Committee member. Attendance at any meeting by a Committee member shall be deemed to be a waiver by such member of any objection as to the adequacy of the notice for such meeting. All meetings of the Management Committee shall be held at the Fortier Facility in Jefferson Parish, Louisiana, unless otherwise agreed. Other than the voting and non-voting members of the Committee, no persons shall be
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allowed to attend Committee meetings unless (i) providing a report to the
Committee, and then only for the duration of the report and any discussion period thereafter, or (ii) as otherwise agreed between the Associates.

     (c)  General Manager.  The Management Committee shall appoint a General
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Manager of the JV who will be responsible for the management of the JV and will operate the Improved Plant in accordance with the Management Agreement. The General Manager shall serve at the pleasure of the Management Committee and may be removed by vote of any two (2) of the four (4) voting Management Committee members. The General Manager shall, following appointment, become an employee of the JV for purposes of operating the JV and will report and be responsible to the Management Committee with regard to all matters pertaining to the operation of the Improved Plant. The General Manager shall also be or become an employee of Cytec Industries Inc. and will report and be responsible to the Manager of the Fortier Facility with regard to all matters generally affecting the Fortier Facility including, without limitation, safety, environmental, personnel, etc. He shall furnish copies of all his reports to the Management Committee and to the manager of the Fortier Facility and shall keep them fully informed of all developments. He shall receive his compensation and benefits from Cytec Industries Inc. or its Affiliate, the cost of which will be part of the costs paid by the JV under the Management Agreement.

     (d)  Removal.  A Management Committee member may be removed only by the
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Associate which designated him.  A vacancy shall be filled by the Associate which designated the person last holding the vacant position. Neither Associate shall designate as a Committee
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member any person with sales, marketing or pricing responsibility related to melamine. It is intended that in the context of a production joint venture, persons with only technical, financial or production responsibilities shall be designated by either Associate.

     4. The Joint Venture Agreement shall otherwise continue in force and effect according to its terms and conditions as herein amended, which Agreement is hereby ratified.

     *                                  *                                  *
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     IN WITNESS WHEREOF, the parties have signed this Amendment, by and through their respective authorized representative, effective as of the date first set forth above.

          DSM MELAMINE AMERICAS, INC. ("DMA")

          By: /s/ Ben B. McCloud
              ----------------------------
          Ben B. McCloud, President


          Attest:


          /s/ W.P. Bivins
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          W.P.  Bivins, Secretary


          CYTEC MELAMINE INC.


          By:   /s/ J.B. Reid
                --------------------------------
          Name/Title:  J.B. Reid, Vice President


          Attest:


              /s/ E.F. Jackman
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          E.F. Jackman, Secretary